EXHIBIT 11

                            THREE-FIVE SYSTEMS, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                         FOR THE YEAR ENDED
                                                                            DECEMBER 31,
                                                         ------------------------------------------------

                                                             1996               1995             1994
                                                         -------------      ------------    -------------

Common shares outstanding beginning of period                7,735,745         7,691,524        6,641,944

Effect of weighting shares:
     Employee stock options exercised                           31,999            24,472           23,824
     Employee stock options outstanding                             --           367,555          418,983
     Purchase of treasury stock                                 (1,906)               --               --
     Issuance of common stock                                       --                --          797,260
                                                         -------------      ------------    -------------

Primary                                                      7,765,838         8,083,551        7,882,011
                                                         =============      ============    =============

Common shares outstanding beginning of period                7,735,745         7,691,524        6,641,944

Effect of weighting shares:
     Employee stock options exercised                           31,999            24,472           23,824
     Employee stock options outstanding                             --           367,567          427,443
     Purchase of treasury stock                                 (1,906)               --               --
     Issuance of common stock                                       --                --          797,260
                                                         -------------      ------------    -------------

Fully diluted                                                7,765,838         8,083,563        7,890,471
                                                         =============      ============    =============

Net income (loss)                                        $  (3,831,000)     $  8,417,000    $  12,546,000
                                                         =============      ============    =============


NET INCOME (LOSS) PER COMMON AND
  COMMON EQUIVALENT SHARES:

Net income (loss) per share

     Primary                                             $       (0.49)     $       1.04    $        1.59
                                                         =============      ============    =============
     Fully diluted                                       $       (0.49)     $       1.04    $        1.59
                                                         =============      ============    =============
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